                                          Registration No. 333-____________
=============================================================================


                    SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC 20549
                            __________________

                                 FORM S-8
                          REGISTRATION STATEMENT
                     UNDER THE SECURITIES ACT OF 1933

                        ENERGY SEARCH, INCORPORATED
          (Exact Name of Registrant as Specified in Its Charter)
                            __________________
                 TENNESSEE                             62-1423071
      (State or Other Jurisdiction of                (I.R.S. Employer
      Incorporation or Organization)             Identification Number)

  280 FORT SANDERS WEST BLVD., SUITE 200
           KNOXVILLE, TENNESSEE                            39722
   (Address of Principal Executive Offices)             (Zip Code)


                        ENERGY SEARCH, INCORPORATED
              STOCK OPTION AND RESTRICTED STOCK PLAN OF 1998
                         (Full Title of the Plan)

           RICHARD S. COOPER       Copies to:    PATRICK R. SUGHROUE
               PRESIDENT                       PATRICK R. SUGHROUE, P.C.
      ENERGY SEARCH, INCORPORATED             3777 SPARKS DRIVE, SUITE 130
280 FORT SANDERS WEST BLVD., SUITE 200
       GRAND RAPIDS, MICHIGAN 49546
        KNOXVILLE, TENNESSEE 37922

                    (Name and Address of Agent For Service)
                              (423) 531-6562
       (Telephone Number, Including Area Code, of Agent For Service)

                      CALCULATION OF REGISTRATION FEE
 Title Of
Securities                          Proposed Maximum      Proposed Maximum
   To Be        Amount To Be         Offering Price       Aggregate Offering       Amount Of
Registered       Registered         Per Share <F1><F2>      Price<F1><F2>       Registration Fee
Common Stock,    300,000 shares<F3>      $4.625               $1,387,500          $385.73
no par value


<F1> Estimated solely for the purpose of calculating the registration fee.
<F2> On June 8, 1999, the last price of the Common Stock of Energy Search,
     Incorporated was $4.625 per share. The registration fee is computed in accordance with Rule 457(h) and (c).
<F3> In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described above, plus an indeterminate number of additional shares as may be required to be issued in the event of an adjustment as a result of an increase in the number of issued shares of Common Stock resulting from a subdivision of such shares, the payment of stock dividends or certain other capital adjustments.

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
                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents filed by Energy Search, Incorporated (the "COMPANY" or the "REGISTRANT") with the Securities and Exchange Commission are incorporated in this registration statement by reference:

               (a)  The Registrant's latest annual report filed pursuant to
     Section 13(a) or 15(d) of the Securities Exchange Act of 1934
     (the "Exchange Act").

               (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the Registrant's fiscal year covered by the annual report referred to in (a) above.

               (c) The description of the Registrant's common stock, which is contained in the Registrant's Form 8-A registration statement filed under the Exchange Act on January 22, 1997, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act before the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities remaining unsold from the date of filing of such documents shall be deemed to be incorporated by reference in this registration statement and to be a part of this registration statement from the date of filing of such documents.


ITEM 4.   DESCRIPTION OF SECURITIES.

          The class of securities to be offered is registered under Section 12 of the Exchange Act. A description of such securities has been incorporated by reference in Item 3(c) above.


ITEM 5.   INTEREST OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The Company's Charter and Bylaws generally require the Company to indemnify its directors and officers to the fullest extent permissible under Tennessee law against all expenses (including attorneys' fees) incurred in any proceeding (whether or not such proceeding was by or in the right of the Company, a subsidiary or otherwise) in which they were a party because of their position as a director or officer of the Company or because they served at the request of the Company as a director, officer, employee or agent of another corporation or entity. The provision also provides for the advancement of litigation expenses at the request of a director or officer under certain circumstances.

          Tennessee law generally permits indemnification of expenses incurred in the defense or settlement of a derivative or third-party action, provided that there is a determination by a majority vote of (a) a quorum of disinterested directors, or (b) if a quorum cannot be obtained, by a majority vote of a committee of the board which consists of at least two disinterested directors, or (c) if there are no such directors or committee or if such directors or committee so directs, by independent special legal counsel in a written opinion or (d) by the shareholders, but shares owned by or voted under the control of directors who are parties to the proceeding may not vote on the determination, that the person seeking indemnification acted in good faith and in a manner the person reasonably believed to be in (in the case of action in an official capacity) or not opposed to (in the case of action other than in an official capacity) the best interests of the corporation. Without court approval, however, no indemnification may be made in respect of any derivative action in which the person is adjudged liable to the corporation. Tennessee law requires indemnification of expenses when the individual being indemnified has successfully defended the action on the merits or otherwise.

          All of the above provisions could affect the liability of the Company's directors and officers in their capacities as such.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.


ITEM 8.   EXHIBITS.

          The following exhibits are filed or incorporated by reference as part of this registration statement:

EXHIBIT
NUMBER    DOCUMENT

4.1 Amended and Restated Charter. Previously filed as an exhibit to the Registrant's Definitive Proxy Statement filed on April 28, 1998, and incorporated herein by reference.

4.2 Bylaws. Previously filed as an exhibit to the Registrant's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1998, and incorporated herein by reference.

4.3 Specimen of Common Stock Certificate. Previously filed as an exhibit to the Registrant's Registration Statement on Form SB-2 (333-12755), and incorporated herein by reference.

4.4 Specimen of Redeemable Series A Common Stock Purchase Warrant Certificate. Previously filed as an exhibit to the Registrant's Registration Statement on Form SB-2 (333-12755), and incorporated herein by reference.

4.5 Specimen of Underwriters' Warrant Certificate. Previously filed as an exhibit to the Registrant's Registration Statement on Form SB-2 (333-12755), and incorporated herein by reference.

5         Opinion of Patrick R. Sughroue, P.C.

23.1      Consent of Plante & Moran, LLP.

23.2      Consent of Patrick R. Sughroue, P.C.  Included in Exhibit 5 above.


ITEM 9.     UNDERTAKINGS.

           (a)  The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     (i)  To include any prospectus required by
               Section 10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or
               events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

               Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                     (iii) To include any material information with
               respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
     Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

           (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES


     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Knoxville, state of Tennessee, on this 11th day of June, 1999.


                                  ENERGY SEARCH, INCORPORATED


                                  By /s/Richard S. Cooper
                                      Richard S. Cooper
                                      President


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

     SIGNATURE                   TITLE                     DATE


/s/Charles P. Torrey, Jr.   Director (Principal        June 11, 1999
Charles P. Torrey, Jr.      Executive Officer)


/s/Richard S. Cooper        Director                   June 11, 1999
Richard S. Cooper


/s/Robert L. Remine         Director (Principal        June 11, 1999
Robert L. Remine            Financial and Accounting
                            Officer)

                             INDEX TO EXHIBITS


EXHIBIT
NUMBER     DOCUMENT

4.1 Amended and Restated Charter. Previously filed as an exhibit to the Registrant's Definitive Proxy Statement filed on April 28, 1998, and incorporated herein by reference.

4.2      Bylaws.

4.3 Specimen of Common Stock Certificate. Previously filed as an exhibit to the Registrant's Registration Statement on Form SB-2 (333-12755), and incorporated herein by reference.

4.4 Specimen of Redeemable Series A Common Stock Purchase Warrant Certificate. Previously filed as an exhibit to the Registrant's Registration Statement on Form SB-2 (333-12755), and incorporated herein by reference.

4.5 Specimen of Underwriters' Warrant Certificate. Previously filed as an exhibit to the Registrant's Registration Statement on Form SB-2 (333-12755), and incorporated herein by reference.

5        Opinion of Patrick R. Sughroue, P.C.

23.1     Consent of Plante & Moran, LLP.

23.2     Consent of Patrick R. Sughroue, P.C.  Included in Exhibit 5 above.